Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com PRESS RELEASE
Penson Worldwide, Inc. Reports Results for Third Quarter Ended September 30, 2010
Dallas, TX, November 1, 2010 – Penson Worldwide, Inc. (NASDAQ: PNSN) today reported a net loss of $9.4 million, or ($0.33) per share, for the third quarter ended September 30, 2010, which included a pre-tax severance charge of $2.2 million, equal to ($0.05) per share net of tax.
Third quarter net revenues totaled $69.8 million, reflecting $12.2 million from the former Ridge Clearing correspondents (whose contracts were acquired June 25, 2010) and a $13.0 million decline in Penson’s other businesses as compared to the second quarter ended June 30, 2010. This decline was primarily due to a 22% reduction in non-interest revenues, in line with industry average daily trading volumes, which were off more than 27% in equities and more than 21% in options compared to the second quarter.
Since the end of the third quarter, industry activity has improved and Penson’s volumes have begun to rebound, with average daily trades for the Company up 19% in equities and 26% in options in October as compared to September.
Third quarter expenses totaled $84.8 million, reflecting $11.4 million related to the Ridge business (including amortization and interest on related long-term debt), the above mentioned severance, and a $1.5 million decline in all other expenses (excluding Ridge and non-recurring items in both periods) as compared to the second quarter. This decline reflects $0.9 million in savings from reduced headcount and discretionary “other” expenses.
Third quarter expenses included $8.1 million of non-cash items that had a $5.1 million net after tax effect.
Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock-based compensation, which also excludes non-recurring expenses) was $3.0 million in the third quarter and $26.5 million for the nine months ended September 30, 2010.
CEO Comment
“Similar to other companies involved in trading and related services, Penson’s results in the third quarter were impacted by poor market conditions,” said Philip A. Pendergraft, Chief Executive Officer. “Nearly the entire decline in volume was confined to our US equities and options clearing and execution businesses, excluding the Ridge correspondents, whose volumes held up well.
“While we are disappointed in our results, we made good progress towards key objectives during the quarter, including integration of the Ridge correspondents and cost reduction initiatives. As we look forward to the fourth quarter, we’re pleased to see the rebound in volumes in October. We’re also pleased by our progress toward converting to the Broadridge technology platform, the first phase of which, in Canada, is scheduled for year end.”
For Immediate Release

Additional Third Quarter 2010 Analysis (on a sequential quarter basis)
•	Non-interest revenues declined 7%, to $51.8 million. This reflects the addition of $8.3 million from the Ridge business and a $12.4 million decline from other businesses.
•	Net interest revenues increased 18%, to $18.0 million. This reflects the addition of $3.4 million from the Ridge business and $700,000 decline from other businesses.
•	Interest expense increased approximately $1.9 million, reflecting increased debt primarily associated with capital raised in May to support the Ridge correspondents and the $20.6 million Ridge seller note.
•	Interest earning average daily balances increased 12%, or $737.2 million, primarily reflecting the full quarter effect from Ridge correspondent customer balances.
•	Penson had 386 revenue-generating correspondents at September 30, 2010, compared to 385 at June 30, 2010. Penson securities clearing operations added two, for a total of 329. Penson Futures reduced its count by one, for a total of 57. As of September 30, 2010, there was a “pipeline” of 36 new correspondents, which are signed but not yet contributing to revenues.
•	There were 28.3 million weighted average common shares outstanding (basic and diluted) for the third quarter as compared to 25.8 million for the second quarter. The increase was due to 2.5 million shares issued to Broadridge Financial Solutions, Inc. (NYSE: BR) as part of the purchase price to acquire the Ridge business.
•	Based on the size and composition of Penson’s interest-earning and interest-paying average balances for the third quarter, the Company estimates that each 25 basis point increase in the federal funds rate would benefit net interest revenue by approximately $1.1 million per quarter.
Conference Call
Penson will host a conference call on Tuesday, November 2, 2010, at 10:00 AM Eastern Time (9:00 AM Central Time) to discuss this news release and other related subjects. The call will be accessible live via a webcast on the Penson Investor Relations section of www.penson.com along with supporting materials. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
Non-GAAP Financial Measures
From time to time, the Company uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Company presents non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
We have reported our results of operations both with and without the effect in the third quarter of 2010 for severance costs associated with a reduction in staff. We have also reported our results of operations both with and without the effect in the second quarter of 2010 for severance costs associated with a reduction in staff, expenses related to the transactions with Broadridge Financial Solutions, Inc., and legal expenses to conclude certain outstanding litigation. We believe that, given the nature of these items, it is useful to state what our results of operations would have been without them so that investors can see underlying trends in our business.

EBITDAS (earnings before interest, taxes, depreciation, amortization and stock-based compensation) is considered a non-GAAP financial measure as defined by SEC Regulation G. The Company considers EBITDAS an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDAS eliminates the non-cash effect of tangible asset depreciation and amortization, intangible asset amortization and stock-based compensation. The Company also considers “Adjusted EBITDA” (another non-GAAP financial measure as defined by SEC Regulation G) an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. “Adjusted EBITDA” eliminates the effect of in the third quarter of 2010 for severance costs associated with a reduction in staff, and for the first nine months of 2010 for severance costs associated with a reduction in staff, expenses related to the transactions with Broadridge Financial Solutions, Inc., and legal expenses to conclude certain outstanding litigation. EBITDAS and “Adjusted EBITDA” should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson Futures, Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide — Building the Best Clearing and Execution Services Firm in the World.
Penson Financial Services, Inc. is a member of the New York Stock Exchange, NYSE Alternext, Chicago Stock Exchange, FINRA, the Chicago Board Options Exchange (CBOE), OneChicago, the International Securities Exchange (ISE), the NYSE Arca Exchange, the Options Clearing Corp (OCC), the MSRB, NSCC, ICMA, DTC, Euroclear, SIPC and is a participant of the Boston Options Exchange (BOX). Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNQ Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems. Penson Financial Services Ltd. is a member of the London Stock Exchange and is authorized and regulated by the Financial Services Authority. Penson Financial Services Australia Pty Ltd is a member of the ASX Group, which operates the Australian Stock Exchange and the Sydney Futures Exchange. Penson Futures is a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Kansas City Board of Trade, Minneapolis Board of Trade, NYSE Liffe, and ICE Futures.
Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

PENSON 3Q10 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenues
Clearing and commission fees	$37,818	$36,911	$110,287	$110,219
Technology	4,661	6,266	15,252	18,383
Interest, gross	22,995	25,096	63,663	77,973
Other	9,345	12,551	34,474	35,837

Total revenues	74,819	80,824	223,676	242,412
Interest expense from securities operations	5,024	8,601	15,345	26,951

Net revenues	69,795	72,223	208,331	215,461

Expenses
Employee compensation and benefits	31,125	27,204	90,686	85,321
Floor brokerage, exchange and clearance fees	10,320	8,544	28,967	24,719
Communications and data processing	17,802	11,745	41,333	33,870
Occupancy and equipment	8,181	7,422	23,913	22,032
Other expenses	8,018	7,652	26,419	24,533
Interest expense on long-term debt	9,315	3,480	21,299	6,041

	84,761	66,047	232,617	196,516

Income (loss) before income taxes	(14,966)	6,176	(24,286)	18,945
Income tax expense (benefit)	(5,552)	2,309	(7,643)	7,275

Net income (loss)	$(9,414)	$3,867	$(16,643)	$11,670

Earnings (loss) per share — basic	$(0.33)	$0.15	$(0.63)	$0.46

Earnings (loss) per share — diluted	$(0.33)	$0.15	$(0.63)	$0.46

Weighted average common shares outstanding — basic	28,295	25,411	26,576	25,334
Weighted average common shares outstanding — diluted	28,295	25,765	26,576	25,570

PENSON 3Q10 RESULTS
Penson Worldwide, Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Cash and cash equivalents	$145,503	$48,643
Cash and securities — segregated under federal and other regulations	4,468,532	3,605,651
Receivable from broker-dealers and clearing organizations	324,700	225,130
Receivable from customers, net	1,995,042	1,038,796
Receivable from correspondents	178,624	74,992
Securities borrowed	1,395,965	1,271,033
Securities owned, at fair value	319,311	223,480
Deposits with clearing organizations	447,505	433,243
Property and equipment, net	37,430	34,895
Other assets	398,837	295,212

Total assets	$9,711,449	$7,251,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to broker-dealers and clearing organizations	$380,386	$336,056
Payable to customers	6,792,047	5,038,338
Payable to correspondents	405,812	249,659
Short-term bank loans	372,114	113,213
Notes payable	258,655	132,769
Securities loaned	960,657	898,957
Securities sold, not yet purchased, at fair value	115,665	97,308
Accounts payable, accrued and other liabilities	124,608	85,873

Total liabilities	9,409,944	6,952,173

Stockholders’ Equity
Total stockholders’ equity	301,505	298,902

Total liabilities and stockholders’ equity	$9,711,449	$7,251,075

PENSON 3Q10 RESULTS
Penson Worldwide, Inc.
Supplemental Data

	Three Months Ended					Nine Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,	September 30,
(in thousands)	2009	2009	2010	2010	2010	2010
Interest revenue
Interest on asset based balances	$18,656	$17,998	$16,990	$16,829	$19,635	$53,454
Interest on conduit borrows	6,555	4,234	3,659	2,932	2,021	8,612
Money market	(115)	14	(59)	317	1,339	1,597

Total interest revenue	25,096	22,246	20,590	20,078	22,995	63,663

Interest expense

Interest expense on liability based balances	3,366	4,342	3,149	2,780	3,609	9,538
Interest on conduit loans	5,235	2,986	2,318	2,074	1,415	5,807

Total interest expense	8,601	7,328	5,467	4,854	5,024	15,345
Net interest revenue	$16,495	$14,918	$15,123	$15,224	$17,971	$48,318

Average daily balance (1)

Interest earning average daily balance	$5,395,192	$5,833,439	$5,842,117	$6,012,500	$6,749,660	$6,201,426
Interest paying average daily balance	4,760,552	5,244,733	5,343,046	5,565,131	6,132,368	5,680,182
Conduit borrow	697,698	528,583	628,684	615,696	583,871	609,417
Conduit loan	695,567	526,548	626,605	613,485	582,624	607,571

Average interest rate on balances (1)

Interest earning average daily balance	1.38%	1.23%	1.16%	1.12%	1.16%	1.15%
Interest paying average daily balance	0.28%	0.33%	0.24%	0.20%	0.24%	0.23%

Spread	1.10%	0.90%	0.92%	0.92%	0.92%	0.92%
Conduit borrow	3.76%	3.20%	2.33%	1.90%	1.38%	1.87%
Conduit loan	3.01%	2.27%	1.48%	1.35%	0.97%	1.27%

Spread	0.75%	0.93%	0.85%	0.55%	0.41%	0.60%

(1) Excludes money market revenues and balances. Money market balances are not recorded on the PWI balance sheet.

Fed rate
Average	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Ending	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%

PENSON 3Q10 RESULTS
Penson Worldwide, Inc.
Non-GAAP Disclosure
(Unaudited)
(In thousands, except per share data)

	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010
Net revenues, GAAP basis	$69,795	$208,331

Net loss, GAAP basis	$(9,414)	$(16,643)
Non-GAAP adjustments, net of tax:
Broadridge transaction costs	—	2,483
Litigation costs	—	1,075
Severance costs	1,370	4,030

Net loss, as adjusted	$(8,044)	$(9,055)

Loss per share — basic, GAAP basis	$(0.33)	$(0.63)

Loss per share — basic, as adjusted	$(0.28)	$(0.34)

Loss per share — diluted, GAAP basis	$(0.33)	$(0.63)

Loss per share — diluted, as adjusted	$(0.28)	$(0.34)

Weighted average common shares outstanding — basic	28,295	26,576
Weighted average common shares outstanding — diluted	28,295	26,576
Weighted average common shares outstanding — diluted, as adjusted	28,295	26,576

PENSON 3Q10 RESULTS
Penson Worldwide, Inc.
Reconciliation of net loss to EBITDAS
(Unaudited)
(In thousands)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2010	2010
Net loss	$(9,414)	$(16,643)
Income tax benefit	(5,552)	(7,643)
Depreciation	4,490	12,848
Amortization	1,046	2,204
Interest expense on long-term debt :
Cash interest expense	7,924	17,057
Noncash interest expense	1,391	4,242
Stock-based compensation	1,141	4,108

EBITDAS (1)	1,026	16,173
Broadridge transaction costs	—	3,029
Litigation costs	—	1,569
Severance costs	2,012	5,717

Adjusted EBITDA	$3,038	$26,488

(1)	Defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation